COMSTOCK MINING POSTS FULL NI 43-101 TECHNICAL REPORT

LUCERNE M&I INCREASES 25%, WITH NEWLY DISCOVERED CHUTE ZONE

Virginia City, NV (February 26, 2013) -- Comstock Mining Inc. or “the Company” (NYSE MKT: LODE) made available today the full text of its fourth National Instrument 43-101 (NI 43-101) technical report (the “2013 Report”, or the “Report”) authored by Behre Dolbear & Company (USA), Inc. of Denver Colorado. The full Report has been posted to the Company’s website: http://www.comstockmining.com/properties/technical-reports. In addition, the executive summary has been furnished on Form 8-K to the SEC.

The Report declared a mineral resource estimate of Measured and Indicated Resources containing 1,824,000 ounces of gold and 17,100,000 ounces of silver, for a total of 2,150,000 gold equivalent ounces1, and an estimate of an Inferred Resource containing an additional 870,000 gold equivalent ounces1. These estimates include the Chute Zone, recently identified in late 2012. The Report also includes an additional 200,000 gold equivalent ounces outside the modeled area, in the Historical Resource Category.

The technical advancements of this project, as detailed in this Report, are remarkable from both a quantitative and qualitative perspective, including exploration discoveries, positive metallurgical characteristics, refined geological interpretations, overall geologic model enhancements and significant progress on mining and processing. The following excerpts authored by Behre Dolbear highlight some of the more pertinent:

“The author believes the Comstock Mine Project represents a well-explored, epithermal, precious metal deposit within a world-class mining district… The geology of the project area is well described and understood through vigorous surface mapping and drill hole logging. The density of geologic data is high, and the reliability is excellent, particularly in the various Lucerne Mine areas.” (page 9)

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1	Gold equivalent ounces were calculated using January 31, 2013 London PM prices of $1,664.75 per ounce of gold and $32.03 per ounce of silver, as published by kitco.com. This resulted in a ratio of 51.97 ounces of silver per equivalent ounce of gold, without taking into consideration the relative recoveries of gold and silver. The Company’s current estimates for heap leach recovery are 70% for gold and 45% for silver.

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“Due to its bonanza grades and major production of gold and silver ores,…the world-class Comstock District is well represented in the geologic literature… Nonetheless, as CMI continues its detailed exploration mapping, close-spaced drilling, and initial mine production, new details have emerged that have significantly influenced the understanding of the local and regional geology.” (page 21)

“Where the northeast striking faults intersect the Silver City fault zone, mineralization thickens and grade increases.” (page 4)

“A significant discovery of higher-grade mineralization, termed by CMI geologists as the Chute zone, was discovered through the East Side drilling in 2012… This intersection zone hosts elevated grades of gold and silver that consistently average 0.095 ounces of gold per ton (3 g/t) over drill intercepts of 50 to 270 feet and has mapped dimensions of 100 to 150 feet by 100 feet by 450 feet.” (page 4)

“Based upon the structural controls of the newly discovered higher-grade Chute zone, CMI has recognized structural similarities in higher-grade zones at Dayton and other mineralized areas within the CMI property position. Expectations are high that further drilling at the appropriate azimuth will allow for important extensions to these higher-grade zones.” (page 49)

“Substantial resources have been identified to the south at the Dayton property and encouraging exploration results have been received at Spring Valley,…” (page 5)

“The current calculated metallurgical recoveries are approaching the predicted gold recovery and have exceeded the predicted silver recovery. The portion of the heap under leach for the longest, 80 days, has the recovery of gold estimated at 67% and the recovery of silver is estimated at 51%. Preliminary laboratory metallurgical test results provide CMI confidence that ultimate heap leach recoveries will meet or exceed the predicted 70% for gold and 45% for silver.” (p. 127)

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“The author further verified that the average gold and silver grades summarized for the Lucerne resource table (0.030 ounce per ton and 0.286 ounce per ton, respectively) and CMI’s forecasts of future operating costs should result in a strong profit margin for the Lucerne Mine operations at current metal prices.” (page 8)

“Forecast operating costs were also compared with the very preliminary results from the first three months of actual operations, and are considered by the author to be in reasonable agreement.” (page 8)

Although the primary goal of the 2012 drill program was definition drilling for the mine plan, discovery of the East-side Chute Zone and the 25% increase of Measured and Indicated Resource in Lucerne from the Company’s previous NI 43-101 dated September 2011 (at a discovery cost of $13.15 per ounce) highlight the additional results.

“This Report lifts our project into another category of achievement,” stated Comstock’s President and CEO Corrado De Gasperis. “When ranked against all the 1 million-plus gold deposits in the world, only 189 such deposits are identified and producing in the world, putting us in an outstanding peer grouping.” (See NRH Research – 2012 Ranking Gold Mines & Deposits: http://nrh.co.il/s/research.asp )

Further contextual analysis will be offered, later this week, on the CEO Blog: http://www.comstockmining.com/corporate/ceo-blog.

About Comstock Mining Inc.

Comstock Mining Inc. is a Nevada-based gold and silver mining company with extensive, contiguous property in the Comstock District. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and commenced production in 2012. The Company continues acquiring additional properties in the district, expanding its footprint and creating opportunities for further exploration and mining. The goal of its strategic plan is to deliver stockholder value by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces and commencing commercial mining and processing operations with annual production rates of 20,000 gold equivalent ounces.

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Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products; future industry market conditions; future changes in our exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature, timing and accounting for restructuring charges, gains or losses on debt extinguishment, derivative liabilities and the impact thereof; productivity, business process, rationalization, restructuring, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our SEC filings and the following: the current global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources and reserves; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; potential dilution to our stockholders from our recapitalization and balance sheet restructuring activities; potential inability to continue to comply with government regulations; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to or pursued by us; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, copper, diesel fuel, and electricity); changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. We undertake no obligation to publicly update or revise any forward-looking statement.

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Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Comstock Mining Inc.: PO Box 1118 Virginia City, NV 89440
questions@comstockmining.com
http://www.comstockmining.com

Corrado De Gasperis		Kimberly Shipley
President & CEO		Manager of Investor Relations
Tel (775) 847-4755		Tel (775) 847-0545
degasperis@comstockmining.com		shipley@comstockmining.com

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